Exhibit 99.1

Grainger Announces CFO Leadership Transition

CHICAGO, December 3, 2020 – Grainger (NYSE: GWW), the leading broad line supplier of maintenance, repair and operating (MRO) products serving businesses and institutions, today announced that Robert O’Keef, Vice President and Treasurer, has been appointed interim CFO, effective January 1, 2021. His appointment follows Tom Okray’s decision to step down as Senior Vice President and Chief Financial Officer to pursue another opportunity at a publicly traded company. To ensure a smooth transition, Okray will continue in his current role until December 31, 2020.

O’Keef has been with Grainger since 2018 and brings nearly 30 years of financial and executive experience to his new role. As Vice President and Treasurer, he leads the company’s Treasury, Financial Planning and Analysis (FP&A), Risk Management & Insurance, Corporate Development and Real Estate functions. Prior to Grainger, Rob served in senior finance roles at several other public companies, where his responsibilities included capital markets, treasury and FP&A.

“We are pleased that Rob has agreed to serve as CFO on an interim basis,” said DG Macpherson, Chairman and Chief Executive Officer of Grainger. “Rob is a seasoned executive with a deep knowledge of Grainger’s business and strong financial acumen. He led the efforts to reposition and optimize Grainger’s capital structure and ensured the company could maintain strong liquidity throughout the pandemic. I look forward to continuing to collaborate with Rob and the world-class finance team we have at Grainger, and I’m confident this will be a smooth transition as we work to name a successor as soon as possible.”

Macpherson continued, "I congratulate Tom on this new opportunity and thank him for his numerous contributions to the company. We appreciate his support in ensuring a smooth transition and wish him all the best in his new role.”

About Grainger

W.W. Grainger, Inc., with 2019 sales of $11.5 billion, is North America's leading broad line supplier of maintenance, repair and operating (MRO) products, with operations primarily in North America, Japan and Europe.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are "forward-looking statements." Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "expect," "could," "may," "intend," "plan," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about future strategic plans. Important factors that could cause actual results to differ materially from those presented or implied in the forward- looking statements include, without limitation: the unknown duration and the health, economic, operational and financial impacts of the global outbreak of the coronavirus disease 2019; a major loss of customers; loss or disruption of sources of supply; increased competitive pricing pressures; failure to develop or implement new business strategies; fluctuations or declines in the company's gross profit percentage; the company's responses to market pressures; the outcome of pending and future litigation or other proceedings; investigations, inquiries, audits or changes in laws; failure to comply with laws; government contract matters; disruption of information technology or data security systems; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market or commodity price volatility; labor shortages; facilities disruptions or shutdowns; other pandemic diseases or viral contagions; natural and other catastrophes; unanticipated and/or extreme weather conditions; loss of key members of management; changes in effective tax rates; changes in credit ratings or outlook; and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Joseph Micucci	Irene Holman
Senior Director, External Affairs	Vice President, Investor Relations
O: 847-535-0879	O: 847-535-0809
M: 847-830-5328	M: 847-217-8679

Grainger Media Relations Hotline	Abby Sullivan
847-535-5678	Sr. Manager, Investor Relations

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